CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 filed pursuant to Rule 462(b), of our report dated March 2, 2020, relating to the financial statements of Cliffwater Corporate Lending Fund which appear in Cliffwater Corporate Lending Fund’s Form N-2. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Milwaukee, Wisconsin

October 20, 2020